Exhibit 10.2

Equity Pledge Agreement

This Equity Pledge Agreement (hereinafter referred to as “this Agreement”) is signed in Hangzhou, China on 4th October 2018 among the following Parties:

Party A:       Hangzhou Yihan Technology Co., Ltd. is a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China, with its office in Room 410, F4, Building A11, No.9 Jiusheng Road, Jianggan District, Hangzhou.

(Hereinafter referred to as “Pledgee”)

Party B:       Hangzhou Xinghui Business Management Consulting Co., Ltd. is a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China, with its office in Room 409, F4, Building A11, No.9 Jiusheng Road, Jianggan District, Hangzhou, Zhejiang Province.

Feng Min, whose ID number is #####, with address of #####

(Hereinafter referred to as “Pledgor”)

Party C:       Hangzhou Hanyi E-commerce Co., Ltd. is a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China, with its office in Room 410, F4, Building A13, No.9 Jiusheng Road, Jianggan District, Hangzhou.

In this agreement, the Pledgee, Pledgor and Party C are individually called “Party” and collectively referred to as “Parties”.

Whereas:

1.                                          The Pledgor owns 100% equity of Party C. Party C is a limited liability company registered in Hangzhou, China. Party C acknowledges and confirms the Pledgor’s and Pledgee’s rights and obligations under this agreement. Party C agrees to provide all necessary assistance for equity pledge (including the pledge registration) under this agreement;

2.                                      The Pledgee is a wholly owned foreign enterprise registered in Hangzhou, Zhejiang Province. The Pledgee and Party C entered into the Exclusive Business Cooperation Agreement (hereinafter referred to as the “Business Cooperation Agreement”) on 4th October 2018. The Pledgee shall provide Party C with related exclusive technical services, technical consultations and other services based on the Exclusive Business Cooperation Agreement.

3.                                      The Parties hereunder signed an exclusive call option agreement (hereinafter referred to as the “Exclusive Call Option Agreement”) on 4th October 2018. To the extent permitted by PRC Laws and corresponding requirements, the Pledgor shall transfer Party C’s equity it holds to the Pledgee, and/or any other entity or individual designated by the Pledgee in whole or in part according to the Pledgee’s requirements provided that the Pledgee decides to buy the equity.

4.                                      The Parties hereunder sign a proxy agreement on shareholders’ voting rights (hereinafter referred to as the “Proxy Agreement on Shareholders’ Voting Rights”) on 4th October 2018. The Pledgor has irrevocably entrusted the person designated by the Pledgee with the full power to exercise all her rights to entrust and vote as Party C’s shareholder.

5.                                      The Pledgor shall pledge, in favour of the Pledgee, the Pledged Equity Interests for securing the complete and due performance of the contractual obligations and debt settlement. Party C agrees with such equity pledge arrangement.

1.                                      Definitions

Unless otherwise defined hereunder, the following terms shall have the meanings as follows:

1.1                               “Pledgee’s Right” shall refer to the security interests granted to the Pledgee according to Article 2 of this agreement, namely the Pledgee’s Rights to enjoy the priority of compensation from equity discounts, transfer, auction or sales.

1.2                               “Equity” shall refer to all Party C’s equity lawfully held by the Pledgor from the effective date of this agreement, such that the Pledgor has rights to dispose and pledge it to the Pledgee according to provisions of this agreement as guarantee for Party C’s fulfillment of its obligations and debts hereunder (including the Pledgor’s current equity constituting Party C’s registered capital and all related equity) and increase equity as per Article 6.7 of this agreement.

1.3                               “Pledge term” shall have the meaning specified in Article 3 of this agreement.

1.4                               “Default” shall refer to any circumstance listed in Article 7 of this agreement.

1.5                               “Default notices” shall refer to the notices for announcing defaults issued by the Pledgee as per this agreement.

1.6                               “Contractual obligations” shall refer to all the Pledgor’s contractual obligations under the Exclusive Option Agreement and the Proxy Agreement on Shareholders’ Voting Rights; all Party C’s contractual obligations under the Business Cooperation Agreement, Exclusive Option Agreement and Proxy Agreement on Shareholders’ Voting Rights; and all the Pledgor’s and Party C’s contractual obligations under this agreement.

1.7                               “Transaction agreements” shall refer to the Business Cooperation Agreement, Exclusive Option Agreement and Proxy Agreement on Shareholders’ Voting Rights, or either of such agreements.

1.8                               “Collateralized debts” shall mean (i) any or all debts that Party C owes to the Pledgee, including but not limited to consultation and service fees that Party C shall pay to the Pledgee according to the Business Cooperation Agreement on the given maturity date, ahead of time or in other ways, compensation, lawyers’ fees, arbitration fees, and fees for exercising rights of pledge such as equity evaluation and auction; (ii) all the Pledgee’s direct, indirect or derivative and foreseeable losses resulting from any default of the Pledgor or Party C. The basis for determining the amount of such losses shall include without limitation the Pledgee’s reasonable business plans and earnings forecasts, and all expenses incurred when the Pledgee forces the Pledgor and/or Party C to perform their contractual obligations.

1.9                               “PRC Laws” shall include all laws, regulations, rules, notices, interpretations or other binding documents legislated by any central or regional legislation, administrative or judicial department.

1.10                        “Security interests” shall include security, mortgage, third-party rights or interests, all rights to purchase equity, rights of acquisition, pre-emptive rights, rights of set-off, retained title or other collateral arrangements.

2.                                      Pledgee’s Right

2.1                               The Pledgor hereby pledges the Equity to the Pledgee in the first order of priority to guarantee prompt and full debt repayment and performance of contractual obligations. Party C agrees that the Pledgor may pledge the equity to the Pledgee as per this agreement.

2.2                               All Parties understand and acknowledge that the estimated monetary value generated for guaranteeing debts or related estimated value shall be changeable and floating until the settlement date (refer to Article 2.4 for the definition). The Pledgor and the Pledgee may adjust and confirm the maximum amount of debts guaranteed by the equity from time to time by the settlement date by revising and supplementing this agreement with both Parties’ consent in case of any change to the estimated monetary value of guaranteed debts and equity.

2.3                               In any of following events (hereinafter referred to as “events for settlement”), the value of guaranteed debts shall be determined based on the total amount of payable guaranteed that is not paid to the Pledgee on the latest date before any event for settlement occurs or on the date of the event (hereinafter referred to as “confirmed debts”):

(a)                                 The Business Cooperation Agreement has expired or has been terminated according to the relevant articles;

(b)                                 The Pledgee issues a default notice to the Pledgor as per Article 7.3, because any default specified in Article 7 of this agreement has occurred and is still unsolved;

(c)                                  After proper investigation, the Pledgee reasonably determines that the Pledgee and/or Party C have become insolvent or might become insolvent; or

(d)                                 Any other event occurs, under which guaranteed debts shall be determined as per PRC laws, rules and regulations.

2.4                               To avoid ambiguity, the date on which the event for settlement occurs shall be deemed the settlement date (hereinafter referred to as the “settlement date”). The Pledgee shall have rights to exercise the rights of pledge as per Article 8 at its discretion on the settlement date or thereafter.

2.5                               Within the pledge term (refer to Article 3.1 for definition), the Pledgee shall have rights to accept any dividend, bonus or other distributable interests generated because of the equity. The Pledgor shall deposit or cause Party C to deposit such fructus in the account designated by the Pledgee in writing after receiving the Pledgee’s written requirements, or use such fructus for repaying guaranteed debts in advance. The Pledgor shall not withdraw such fructus deposited in the account deposited in the account designated by the Pledgee in writing without the written consent of the Pledgee.

2.6                               Within the term of this agreement, the Pledgee shall not assume any responsibility for any equity depreciation unless otherwise caused by the Pledgee’s intentions or gross negligence. In this case, the Pledgor shall have no right to make any claim or request to the Pledgee.

2.7                               Without violating Article 2.6 of this contract, the Pledgor agrees that the Pledgee may auction or sell the equity on behalf of the Pledgor anytime provided that any value of the equity is likely to decline and thereby probably impairs the Pledgee’s Rights, and the Pledgor agrees that the proceeds from such auction or sales shall be used for debt repayment or such money shall be held in escrow by a notary office of the area where the Pledgee is. All expenses thereby incurred shall be deducted from the proceeds from such auctions or sales. In addition, the Pledgor shall provide other property as guarantee to the Pledgee’s satisfaction, when there is a likelihood that any value of the equity might decline significantly and will probably impair the Pledgee’s Rights, the Pledgor must promptly notify the Pledgee, and take necessary actions to handle above events or minimize their adverse impacts in accordance with the Pledgee’s reasonable requirements, or else the Pledgor shall compensate the Pledgee for all direct or indirect losses thereby incurred.

2.8                               The equity pledge hereunder is a continuous guarantee. It shall be effective until full performance of all contractual obligations and full repayment of guaranteed debts. The Pledgee’s exemption or tolerance of the Pledgor’s any default or the Pledgee’s late exercising of any right under Transaction Agreements and this agreement shall not affect the Pledgee’s subsequent rights to ask the Pledgor or Party C to strictly perform the Transaction Agreements and this agreement thereafter according to this agreement, related PRC Laws and Transaction Agreements, or affect the Pledgee’s subsequent rights against the Pledgor’s or Party C’s breach of the Transaction Agreements and/or this agreement.

3.                                      Pledge Term

3.1                               The Pledgee’s Right shall take effect from the date on which it is registered with the administration for industry and commerce of the area where Party C is (hereinafter referred to as the “registration authority”). The Pledgee’s Right shall be valid from such effective date and expire when the last guaranteed debt and contractual obligation is repaid and fulfilled, and the Pledgee agrees to buy all Party C’s equity held by the Pledgor to the extent permissible by PRC laws.

3.2                               The Pledgee shall be authorized but not obliged to dispose of the Pledgee’s Right according to this contract provided that Party B and/or Party C fails to perform the contractual obligations or repay the guaranteed debts (including paying for exclusive consultations or services or failing to perform other obligations under any Transaction Agreement) within the pledge term.

4.                                      Registering the Pledgee’s Right and Keeping Equity Records within the Pledge Term

4.1                               The Pledgor and Party C agree and undertake that, after signing this agreement, Party C must immediately and the Pledgor must procure Party C to immediately record the arrangements for the equity pledge hereunder on Party C’s Register of Shareholders on the date of signing this agreement; and an application shall be submitted to the registration authority for registering (or changing) the equity pledge according to the Measures for the Registration of Equity Pledge at Administrative Departments for Industry and Commerce within 20 days after signing this agreement. The Pledgor and Party C further agree and undertake to handle all formalities for registering the equity pledge and get the registration notice from the registration authority within 30 days after the application for registering the equity pledge is formally accepted by the registration authority. The registration authority shall completely and accurately record matters about such equity pledge on the register of equity pledge.

4.2                               Within the pledge term specified hereunder, the Pledgor shall submit original contribution certificate for the equity and the register of shareholders documenting pledge (and other documents reasonably required by the Pledgee, including but not limited to the notice on pledge registration issued by the administration for industry and commerce) to the Pledgee. The Pledgee shall keep such documents within the entire pledge term specified hereunder.

5.                                      Representations and Warranties of the Pledgor and Party C

The Pledgor represents and warrants to the Pledgee as follows:

5.1                               The Pledgor has complete and independent legal status and capacity under PRC Laws. Besides, the Pledgor has been legitimately authorized to sign, deliver and perform this agreement. The Pledgor may be an independent subject of litigations.

5.2                               The Pledgor is the sole legal owner and beneficiary of the equity. The Pledgor has full rights and power to pledge the equity to the Pledgee according to this agreement, while the Pledgor shall be also authorized to dispose of the equity and any part of the equity. Unless the Pledgor and the Pledgee additionally enter into an agreement, the Pledgor shall possess the legitimate and full title of the equity,

5.3                               The Pledgee shall have rights to dispose and transfer the equity as per this agreement.

5.4                               Except for the Pledgee’s Right, the Pledgor doesn’t set any security interest or other encumbrances on the equity. There is no dispute on the equity ownership, outstanding tax or fee on the equity. The ownership of the equity isn’t detained or subject to restraints of other legal proceedings or similar threats and can be pledged and transferred according to applicable laws.

5.5                               The Pledgor’s signing of this agreement or exercising of any right hereunder or performance of obligations hereunder will not violate or go against any laws, regulations, court awards, arbitration authority’s awards, administrative authorities’ decisions, agreements or contracts binding upon the Pledgor’s assets under which the Pledgor is party, or any commitments that the Pledgor makes to any third party.

5.6                               All documents, materials, statements and vouchers that the Pledgor offers to the Pledgee shall be accurate, true, complete and effective no matter if they are offered before or after this agreement takes effect or within the pledge term.

5.7                               This agreement shall constitute lawful, valid and binding obligations on the Pledgor after it is appropriately signed by the Pledgor.

5.8                               The Pledgor has full rights and authorities to sign and deliver this agreement and all other documents on aforementioned transactions hereunder to be signed. In addition, the Pledgor has full rights and authorities to complete such transactions.

5.9                               Apart from registering the equity pledge with a registration authority, any third party’s consent, permission, waiver or authorization, or any government organization’s approval, permission or exemption, or registration or filing formalities handled with any government agency, which are necessary for signing and performing this contract and making the equity pledge effective hereunder, have been obtained or handled, and will keep fully effective within the term of this agreement.

5.10                        The pledge hereunder constitutes the first security interests in the equity under this contract.

5.11                        All taxes and fees for obtaining the equity have been fully paid by the Pledgor.

5.12                        The Pledgor, or its property or equity is not subject to any outstanding lawsuits, legal proceedings or requests or those that are known by the Pledgor to be threatening from any court or arbitration tribunal. Besides, The Pledgor, or its property or equity is not subject to any of such lawsuits, legal proceedings or requests from any government agency or administrative authority. There is no material or adverse impacts imposed upon the Pledgor’s economic conditions or abilities to fulfill obligations and perform the guarantee responsibilities hereunder.

5.13                        Unless otherwise specified hereunder, the Pledgee shall not be hindered from exercising its rights as Pledgee hereunder anywhere and anytime.

5.14                        Hereby, the Pledgor agrees to assume joint liability for all Party C’s statements and warranties under this agreement.

5.15                        The Pledgor undertakes to the Pledgee that all these statements and warranties shall be true, correct, accurate, complete and fully obeyed anytime under all circumstances before all contractual obligations are fulfilled or guaranteed debts are fully repaid.

Party C represents and warrants to the Pledgee as follows:

5.16                          Party C is a limited liability company lawfully incorporated and validly existing under PRC laws. Being qualified as independent legal entity, it may act as independent subject of litigation. Formally registered with a competent administration for industry and commerce, Party C has passed all previous annual reports or lawfully submitted the annual reports. With complete and independent legal status and standing, Party C has been appropriately authorized to sign, deliver and perform this agreement.

5.17                        This contract shall constitute legitimate, effective and binding obligations upon Party C after it is appropriately signed by Party C and takes effect.

5.18                        Party C owns the full power and authorities to sign and deliver this agreement and all other documents related to transactions hereunder. Party C also owns the full power and authorities to complete such transactions.

5.19                        There is no material security interest or other encumbrance which might affect the Pledgee’s Rights or interests in equity, including but not limited to transfer of any of Party C’s intellectual property or any assets with a worth no less than RMB500,000, or any encumbrance in property or rights to use such assets.

5.20                        The equity, or Party C or its assets are not subject to any outstanding lawsuits, arbitrations or other legal proceedings or those known to be threatening by Party C from any court or arbitration tribunal. Besides, the Pledgor, or its property or equity is not subject to any of such lawsuits, arbitrations or legal proceedings from any government agency or administrative authority. There is no material or adverse impacts imposed upon Party C’s economic conditions or the Pledgor’s or Party C’s abilities to perform the obligations and guarantee responsibilities hereunder.

5.21                        Hereby, Party C agrees to assume joint liability for the Pledgor’s representations and warranties under this agreement.

5.22                        Party C’s signing of this contract and exercising of its rights hereunder or fulfillment of its obligations under this agreement will not violate or conflict with any laws, rules, any court judgments, any arbitration authority’s awards, any administrative authority’s decisions, any agreement or contract under which Party C is bound as a party or its assets are bound, or any commitment that Party C makes to any third party.

5.23                        All documents, materials, statements and proofs that Party C offers to the Pledgee shall be accurate, true, complete and valid no matter whether they are provided before or after this agreement takes effects within the pledge term.

5.24                        Apart from registering the equity pledge with a registration authority, any third party’s consent, permission, waiver or authorization, or any government organization’s approval, permission or exemption, or registration or filing formalities handled with any government agency, which are necessary for signing and performing this contract and making the equity pledge effective hereunder, have been obtained or handled, and will continue to be effective within the term of this agreement.

5.25                        The pledge hereunder constitutes the first lien secured interests in the equity under this contract.

5.26                        Party C hereby undertakes to the Pledgee that all the above representations and warranties shall be true and correct under any circumstance at any time before all contractual obligations are performed or guaranteed debts are fully repaid, and Party C will completely abide by such representations and warranties.

6.                                      Undertakings and Further Consents of the Pledgor and Party C

The Pledgor undertakes and further agrees that:

6.1                               Within the term of this agreement, the Pledgor specially undertakes to the Pledgee that,

6.1.1                     Except for performing the Exclusive Call Option Agreement, the Pledgor shall not transfer or permit others to transfer the equity in whole or in part, impose or permit others to impose any new pledge, security interests or other encumbrance on the equity which might affect the Pledgee’s Rights and interests in the equity without the prior written consent of the Pledgee. For the equity transfer performed with the Pledgee’s written consent, the Pledgor shall firstly use the proceeds  from such equity transfer for repaying guaranteed debts to the Pledgee or hold the proceeds in escrow by a third person designated by the Pledgor.

6.1.2                     The Pledgor must obey and exercise all laws, rules and regulations applicable to Pledgee’s Rights. Within 5 days after receiving any notice, order or suggestion on pledge from related competent authorities (or any other related departments), the Pledgor shall show the Pledgee such notices, orders or suggestions, or bring forth objections or statements regarding them according to the Pledgee’s reasonable requirements or with the Pledgee’s consent.

6.1.3                     The Pledgor shall immediately notify the Pledgee of all events which might affect the Pledgee, the equity, or any rights of the Pledgee, or any events affecting the interests under Transaction Agreements and this agreement (including but not limited to any lawsuit, arbitration, other requests, any third party’s dispute over the equity title, any civil or criminal/administrative proceedings, arbitrations or any other legal proceedings filed against the Pledgor or equity when the Pledgee’s pledge is or might be subject to any third party’s adverse impacts, or potential threats of confronting any aforementioned lawsuit, arbitration or legal proceeding judged by the Pledgor), notices received by the Pledgor, and any event which might affect any warranties or obligations of the Pledgor under this agreement, and take all necessary measures to protect the Pledgee’s Rights and interests in the pledged equity according to the Pledgee’s reasonable requirements.

6.2                               The Pledgor agrees that the Pledgee’s exercise of the Pledgee’s Right hereunder shall not be interrupted by the Pledgor or any successor or representative of the Pledgor or any others through legal proceedings.

6.3                               To protect or improve the security interests granted for repaying debts and performing contractual obligations, and ensure the Pledgee’s exercise of the security interests over the pledged equity and such rights, the Pledgor hereby specially undertakes to register the equity pledge hereunder with related registration authority within 20 days after signing this agreement. Besides, the Pledgor shall appropriately sign and cause other Parties concerned in the equity pledge to sign all documents designated by the Pledgee (including but not limited to the supplemental agreement of this agreement), certificates, agreements, deeds and/or undertakings. The Pledgor also undertakes to take and cause other Parties concerned in the equity pledge to take actions required by the Pledgee, assist the Pledgee in exercising its rights and authorities hereunder, and sign all related documents regarding the equity title with the Pledgee or the party designated by the Pledgee (natural person/legal person). The Pledgor undertakes to provide the Pledgee with all notices, orders and decisions on the Pledgee’s Right within reasonable deadlines at the Pledgee’s request.

6.4                               The Pledgor hereby specially undertakes to the Pledgee to obey and perform all warranties, undertakings, agreements, statements and requirements under this agreement. The Pledgor shall compensate the Pledgee all losses thereby incurred if the Pledgor fails to perform or only partially performs its warranties, undertakings, agreements, statements and requirements hereunder.

6.5                               The Pledgor shall make every effort (including offering other guarantees to the court or taking other measures to rescind the court’s or other departments’ coercive measures against the equity) in case that any court or other government agency takes any compulsory measures against the equity pledged hereunder.

6.6                               If the equity is concerned in any property preservation or compulsory enforcement, or is likely to depreciate or be loss to impair the Pledgee’s Rights, the Pledgor shall immediately inform the Pledgee of such circumstances in writing, and cooperatively take effective measures for protecting the Pledgee’s Rights and interests together with the Pledgee, including but not limited to offering extra property as mortgage or guarantee. If the Pledgor refuses to offer such mortgage or guarantee, the Pledgee may auction or sell the equity anytime, and firstly use the proceeds from such auction or sales for advance debt repayment or drawing. All expenses thereby incurred shall be borne by the Pledgor.

6.7                               Without the Pledgee’s prior written consent, the Pledgor and/or Party C shall not or help others increase, reduce or transfer Party C’s registered capital (or their amount of contributions to Party C), or impose any encumbrance on the registered capital (including the equity). On the premise of following this provision, Party C’s equity that the Pledgor registers and obtains after the signing date of this agreement (hereinafter referred to as the “extra equity”) and corresponding capital stock of such equity in Party C’s registered capital must be also deemed the equity that the Pledgor pledges to the Pledgee in accordance with this agreement. The Pledgor and Party C shall immediately enter into a supplementary equity pledge agreement on the extra equity with the Pledgee at the time of obtaining such extra equity, request Party C’s Board of Directors (executive director) and Shareholders’ Committee to approve the supplementary equity pledge agreement. Besides, they shall offer the Pledgee all necessary documents for signing the supplementary equity pledge agreement, including but not limited to: (a) the original capital contribution certificate on such extra equity issued by Party C, and (b) capital verification report on the extra equity issued by Chinese certified public accountants or duplicates of other capital contribution certificates. The Pledgor and Party C shall handle formalities for registering the pledge of such extra equity as per Article 4.1 of this agreement, and deliver related documents to the Pledgee for safekeeping according to Article 4.2 of this agreement.

6.8                               Unless otherwise instructed by the Pledgee in writing in advance, the Pledgor and/or Party C agree that if the shares are transferred between the Pledgor and any third party (hereinafter referred to as the “share assignee”) against this agreement in part or in whole, the Pledgee and/or Party C shall ensure that the share assignee unconditionally admits the pledge and handles the necessary formalities for registering the pledge changes (including but not limited to signing related documents) in order to guarantee survival of the Pledgee’s Right. The Pledgor’s and/or Party C’s performance of this article shall not be construed as the Pledgee’s waiver of claims regarding their breach of this agreement. Hereby, the Pledgee preserves its rights to investigate their breach.

6.9                               If the Pledgee renders loans to Party C, the Pledgor and/or Party C agree to grant the Pledgee the Pledgee’s Right by pledging the equity as collateral, in order to guarantee the loan, and handle related formalities as soon as possible according to laws, regulations or local practices (if any), including but not limited to signing related documents and handling formalities for registering pledge or pledge changes.

6.10                        The Pledgor shall not or allow anyone to take any actions which might have adverse effects on the Pledgee’s Rights or equity under the Transaction Agreements and this agreement. Hereby, the Pledgor irrevocably waivers the pre-emptive rights when the Pledgee exercises the Pledgee’s Right.

6.11                        When it is necessary to transfer any equity for exercising the Pledgee’s Right hereunder, the Pledgor undertakes to make such transfer possible by taking all measures.

6.12                        The Pledgor shall ensure that the procedures for convening meetings and ways for voting/making decisions by the Shareholders’ Committee and the Board of Directors (or the executive director) for signing this agreement, imposing pledges and exercising the Pledgee’s Right do not violate laws, administrative regulations or Party C’s articles of associations.

6.13                        Before all contractual obligations are fulfilled and guaranteed debts are fully repaid, the Pledgor shall not waive the equity pledged to the Pledgee as per this agreement, and/or waive the fructus generated for holding such equity, including but not limited to dividends.

6.14                        Before all contractual obligations are fulfilled and guaranteed debts are fully repaid, the Pledgor shall not allow Party C to transfer, sell or dispose of any of its assets in any other way through any resolution without the Pledgee’s prior written consent.

6.15                        The Pledgor shall not sign any document or make any related commitments (which have conflicts of interests with the agreements which have been signed and are being performed) with a third party other than Party C or the Pledgee or the nominee. The Pledgor shall not cause conflicts of interests among the Pledgor, the Pledgee and shareholders. In case of any such conflict of interests (the Pledgee shall have rights to unilaterally confirm if there is any such conflict of interests), the Pledgor shall try its best to promptly take measures to eradicate such conflicts with the Pledgee’s or its nominee’s prior written consent. The Pledgee shall be authorized to exercise the call options under the Exclusive Call Option Agreement if the Pledgor refuses to take actions to eliminate interests of conflicts.

6.16                        If any revision, supplementation or update of this agreement cannot take effect until the corresponding procedures for examination/approval and/or registration of pledge changes are completed as stipulated by applicable laws, the Pledgor shall register such changes with the relevant registration authorities within 5 days of the revision, supplementation or update.

Party C undertakes and further agrees that:

6.16                        If any third party’s consent, permission, waiver or authorization or any government organization’s approval, permission or exemption or registration or filing with any government organizations are necessary for signing/performing this agreement and pledging the equity hereunder, Party C shall try its best to assist in handling such formalities and keep them fully effective within the term of this agreement. Party C shall handle registration formalities for extending its business term if it expires within the term of this agreement, in order to maintain effectiveness of this agreement.

6.17                        Without the Pledgee’s prior written consent, Party C shall not help or allow the Pledgor to impose any new pledge on equity, or authorize any other security interests or encumbrances, or help or permit the Pledgor to transfer the equity.

6.18                        Party C agrees to strictly perform the obligations under articles 6.3, 6.7, 6.8, 6.9, 6.11, 6.12, 6.14 and 6.15 with the Pledgor.

6.19                        Without the Pledgee’s prior written consent, Party C shall not transfer or sell Party C’s assets or impose or allow others to impose any security interests or other encumbrances which might impact the Pledgee’s equity rights and interests, including but not limited to transfer of any of Party C’s intellectual property or any assets with a worth of no less than RMB500,000 or any encumbrance in property or rights to use such assets.

6.20                        When there is any lawsuit, arbitration or other request which might have adverse impacts upon interests of Party C, equity or the Pledgee under Transaction Agreements and this agreement, Party C undertakes to promptly notify the Pledgee in writing, and take all necessary measures for protecting the Pledgee’s Rights and interests over the pledged equity according to the Pledgee’s reasonable requests.

6.21                        Party C shall not or allow anyone to take any actions which might have adverse impacts upon the Pledgee’s Rights or equity under the Transaction Agreements and this agreement.

6.22                        Party C shall provide the Pledgee with financial statements of the preceding quarter of the Gregorian calendar (including but not limited to the balance sheet, income statement and cash flow statement) within the first month of each quarter of the Gregorian calendar.

6.23                        Party C undertakes to take all necessary measures and sign all requisite documents according to the Pledgee’s reasonable requirements, so as to protect the Pledgee’s Rights and interests in the pledged equity, exercise and realize such rights and interests.

6.24                        When it is necessary to transfer any equity for exercising of the Pledgee’s Right hereunder, Party C undertakes to make such transfer possible by taking all measures.

6.25                        When the Pledgor is subject to liquidation, bankruptcy, dissolution, termination, death, loss of capacity or other circumstances which might impact its exercising of Party C’s equity, the Pledgor’s successor, or Party C’s current shareholder or assignee shall be deemed as Party of this agreement to inherit/bear all of the Pledgor’s rights and obligations under this agreement.

6.26                        This agreement shall be terminated if Party C is required to be dissolved or liquidated by PRC laws; Party C and Party B shall transfer all their assets (including the equity) to Party A without charge or at the minimum prices and within the limits permitted by current Chinese laws, or the current liquidator shall dispose of all Party C’s assets (including the equity) at its discretion for the purpose of protecting interests of shareholders and/or creditors of Party A’s direct or indirect parents overseas.

6.27                        All Parties undertake to each other that they shall terminate this agreement immediately once the Pledgee is permitted by PRC laws and the Pledgee decides to purchase all of Party C’s equity from the Pledgor in accordance with the Exclusive Option Agreement.

7.                                      Defaults

7.1                               All of following circumstances shall be deemed defaults:

7.1.1                     The Pledgor violates or fails to perform any contractual obligations under the Exclusive Option Agreement, the Power of Attorney and/or this Agreement; Party C violates or fails to perform any contractual obligations under the Exclusive Option Agreement, Power of Attorney and/or this agreement.

7.1.2                     Any statements or undertakings made by the Pledgor under Article 5 of this agreement contain material misstatements or errors, and/or the Pledgor violates any undertakings under Article 5 of this agreement, and/or any commitments under Article 6 of this agreement;

7.1.3                     The Pledgor and Party C fail to register equity pledge with related registration authority according to Article 4.1;

7.1.4                     The Pledgor and Party C violate any rules or articles of this agreement;

7.1.5                     Unless otherwise clearly specified in Article 6.1.1, the Pledgor transfers or intends to transfer or waivers pledged equity or transfers pledged equity without the Pledgee’s written consent;

7.1.6                     The Pledgor’s loans, undertakings, compensations, commitments or other debts to a third party (1) are required to be repaid or performed ahead of time due to the Pledgor’s breach of the relevant agreement with the third party; or (2) have become due, but cannot be repaid or performed on time;

7.1.7                     The Pledgor cannot repay general debts or other debts;

7.1.8                     Any approval, license, consent, permission or authorization from government organizations making this agreement compulsorily enforceable, legitimate and effective is revoked, terminated, nullified or changes substantively;

7.1.9                     The promulgation of applicable laws makes this agreement illegal or makes it impossible for the Pledgor to continue to perform the obligations hereunder;

7.1.10              The Pledgee believes that the Pledgor’s abilities to fulfill its obligations hereunder have been affected in case of adverse changes to the Pledgor’s property.

7.1.11              Party C or its successor or trustee can only partially perform or refuses to perform its payment responsibilities under the Business Cooperation Agreement, and/or Party C can only partially repay or refuse to repay the guaranteed debts;

7.1.12              Any other circumstances under which the Pledgee can’t or might not exercise its rights of pledge hereunder.

7.2                               The Pledgor shall immediately notify the Pledgee in writing once any circumstances mentioned in Article 7.1 are known or discovered, or any events leading to above circumstances have occurred.

7.3                               Unless the defaults listed in Article 7.1 have been solved to the Pledgee’s satisfaction within 30 days after receiving the Pledgee’s notice, the Pledgee may issue a default notice to the Pledgor when such defaults occur or any time after the occurrence, and exercise all its remedial rights and power against the defaults under PRC laws, transaction agreements and this agreement, including but not limited to:

(a)               asking the Pledgor and/or Party C to immediately make all outstanding payments due under the Business Cooperation Agreement, repay all debts due under the transaction agreements, make other payables due to the Pledgee, and/or repay the loan; and/or

(b)               Dispose of the Pledgee’s Right according to Article 8 of this agreement; and/or dispose of the pledged equity in other ways (including but not limited to giving discounts to the equity in whole or in part, and enjoying the priority of compensation from the proceeds of the equity auction and sales).

The Pledgee shall have rights to exercise any of such rights based on its independent judgments and choices. Under this situation, all other Parties of this agreement shall unconditionally agree and fully collaborate. The Pledgee shall not assume any responsibility for any loss resulting from its appropriate exercise of such rights and power.

7.4                               The Pledgee shall be authorized to appoint its lawyer or other agent in writing to exercise any and all such rights and power, while the Pledgor or Party C shall not raise any objection to such appointment.

7.5                               The Pledgee shall be authorized to simultaneously or successively exercise any of its remedies. Before exercising its rights to auction or sell the equity hereunder, the Pledgee need not exercise other remedies first.

8.                                      Exercise of the Pledgee’s Right

8.1                               Before all contractual obligations are performed and guaranteed debts are fully repaid, the Pledgor shall not transfer its right or its equity in Party C without the Pledgee’s prior written consent.

8.2                               The Pledgee may issue a default notice to the Pledgor according to Article 7.3 in exercising the Pledgee’s Right.

8.3                               The Pledgee may compulsorily enforce the Pledgee’s Right while issuing a default notice according to Article 7.3 or any time after issuing such notice. The Pledgor shall cease to own any equity-related rights or interests once the Pledgee decides on the compulsory enforcement of the Pledgee’s Right.

8.4                               The Pledgee shall have disposition rights of the pledged equity in exercising the Pledgee’s Right, all payments received from the Pledgee in exercising the pledge shall be disposed of in the following order:

(a)               Pay all fees incurred for disposition of the equity and the Pledgee’s exercising of its rights and power, including the lawyer fees and agent’s fees;

(b)               Pay taxes for disposing of the equity;

(c)                Repay guaranteed debts to the Pledgee.

If there is a surplus after the above payments are deducted, the balance (excluding interests) shall be paid to the Pledgor or held in escrow by a third party authorized to receive such money according to the relevant PRC Laws or a local notary office of the place where the Pledgee is based (all expenses thereby incurred shall be deducted from such balance).

8.5                               The Pledgor and Party C shall provide necessary assistance when the Pledgee disposes of the Pledgee’s Right as per this agreement, in order for the Pledgee to compulsorily enforce the Pledgee’s Right according to this agreement.

8.6                               All actual outlays, taxes and legal fees related to the equity pledge and the Pledgee’s exercising of rights hereunder shall be assumed by Party C, except for those borne by the Pledgee as specified by laws. The Pledgee shall be authorized to deduct such expenses from the money earned from its exercising of rights and power on an accrual basis.

8.7                               The amount of guaranteed debts independently confirmed by the Pledgee in exercising its Pledgee’s Right over the equity according to this agreement shall be deemed as conclusive evidence of guaranteed debts hereunder.

9.                                      Transfer

9.1                               The Pledgor shall not transfer its rights and obligations hereunder without the Pledgee’s prior written consent.

9.2                               The Pledgor and Party C agree that, on the premise of not violating current PRC Laws, the Pledgee may assign or transfer any of its rights exercisable under this agreement, transaction agreements and other security documents to a third party in any way and according to articles and requirements that it deems appropriate (including the rights to reassign) after notifying the Pledgor and Party C.

9.3                               This agreement shall be binding upon the Pledgor, Party C and their respective successors and authorized assignees (if any) and shall be effective for the Pledgee, its successors and assignees.

9.4                               When the Pledgee transfers any or all of its rights and obligations under transaction agreements to its designated party (natural person/legal person) anytime, the assignee shall enjoy and perform the Pledgee’s Rights and obligations hereunder as if it were an original party of this agreement. The Pledgor and/or Party C shall sign pertinent agreements or other documents related to such transfer at the Pledgee’s request when the Pledgee transfers its rights and obligations under the Transaction Agreements.

9.5                               If the Pledgee changes according to the transaction agreements or this agreement, the Pledgor and Party C shall enter into a new equity pledge agreement with the new Pledgee according to the same articles and requirements of this agreement, and handle corresponding formalities for pledge registration.

9.6                               The Pledgor shall strictly obey provisions of this agreement and other agreements that either party of this agreement concludes with any party, including transaction agreements, and perform the obligations hereunder and under other agreements (including transaction agreements) without any act or omission which might affect effectiveness and enforceability of such obligations. Unless otherwise instructed by the Pledgee in writing, the Pledgor shall not exercise any remaining rights in the equity pledged hereunder.

10.                               Termination

This agreement shall be terminated when the pledge term expires, and the Pledgor shall cancel or terminate this agreement as soon as possible to the extent feasible and practicable, and rescind the equity pledge hereunder. Besides, the Pledgee and Party C shall document the release of the equity pledge on Party C’s Register of Shareholders and register such cancellation with the relevant registration authority. The reasonable expenses incurred for releasing the equity pledge shall be borne by the Pledgor and Party C. Articles 12, 13 and 19.5 shall survive the termination of this agreement.

11.                               Effectiveness and Term

This agreement shall take effect after it is signed by all Parties hereunder. This agreement shall be terminated after the Exclusive Business Cooperation Agreement is terminated, all service fees hereunder are paid, and Party C does not bear any obligation anymore under the Exclusive Business Cooperation Agreement. Besides, Party A shall cancel or rescind this agreement as early as possible within a reasonable time limit, and jointly handle formalities for registering pledge cancellation with Party B. In addition, this agreement shall be automatically terminated once Party C completes liquidation procedures according to PRC Laws or its business license is cancelled, whereas the termination of this agreement shall not affect any Party’s rights and obligations before the termination of this agreement.

12.                               Commissions and Other Expenses

All expenses and actual outlays related to this agreement, including but not limited to lawyers’ fees, flat costs, stamp duties, any other taxes and fees, shall be borne by Party C. The Pledgor shall cause Party C to fully reimburse the Pledgee for such paid taxes and fees if the Pledgee is required to bear some related taxes and fees as stipulated by applicable laws.

13.                               Responsibilities for Non-disclosure

All Parties admit that all oral or written materials exchanged with respect to this agreement are confidential. All Parties are required to keep such materials confidential. Without the prior written consent of all other Parties, no party is allowed to disclose any related materials to a third party unless in following cases: (a) such materials have been known to the public (but not disclosed by the party receiving such materials); (b) the materials are required to be disclosed by applicable laws or rules of any securities exchange; or (c) any Party of this agreement discloses the materials to its legal adviser or financial adviser regarding the transactions specified hereunder, and such legal adviser or financial adviser is bound by the same confidentiality obligations as those under this article. The disclosure of any confidential information by staff or organizations hired by any Party shall be deemed as such Party’s disclosure of such confidential materials, and such Party shall assume legal responsibilities for violating this agreement. This article shall survive the termination of this agreement, notwithstanding the reason of termination.

14.                               Governing Laws and Dispute Resolution

14.1                        The signing, effectiveness, interpretation, performance, modification and    termination of this agreement as well as dispute resolution hereunder shall be governed by PRC laws which have been formally announced and available in public. For matters not regulated by such PRC Laws, customary international laws and principles shall prevail.

14.2                        In case that any dispute occurs in interpreting and performing this agreement, the Parties of this agreement shall firstly try to resolve it through negotiation in good faith. If the Parties fail to reach a consensus on such dispute resolution through negotiation within 30 days as required by any Party, any Party may submit such dispute to the China International Economic and Trade Arbitration Commission, which will resolve the dispute through arbitration according to current effective arbitration rules. The arbitration shall be performed in Shanghai in Chinese. The arbitration awards shall be final and binding upon all Parties. The arbitration tribunal may decide upon compensation with respect to Party C’s rights in the equity, assets or property, or compensate the Pledgee for the losses resulting from other Parties’ breach of this agreement, adjudicate compulsory remedies or order Party C to go bankrupt regarding related businesses or compulsory asset transfer. After arbitration awards take effects, any party shall be authorized to apply to a competent court for enforcing arbitration awards. If necessary, arbitration organizations shall have rights to firstly ask the breaching party to immediately stop its defaults before giving the final awards on disputes of all Parties concerned, or prohibit the breaching party from conducting acts which might aggravate the Pledgee’s losses. Courts of Hong Kong, Cayman Islands, China or other competent courts (including courts of the place where Party C lives, or courts of the place where Party C’s or the Pledgee’s main assets are) shall have rights to grant or execute awards of an arbitration tribunal. They shall have rights to adjudicate or enforce temporary relief with respect to Party C’s rights and interests in the equity or property. They shall also have rights to offer temporary relief to the party making a request for arbitration by giving awards or judgments before the tribunal court forms. For instance, the breaching party may be ordered by way of court judgment or arbitrated award to immediately suspend their breaches or conduct which might further aggravate the Pledgee’s losses.

14.3                        When any dispute occurs in interpreting or performing this agreement, or any dispute is under arbitration, Parties of this agreement shall continue to exercise their rights and performing their respective obligations hereunder except for disputed matters.

14.4                        If any PRC law, rules or regulations are promulgated or revised after the date of signing this agreement, or the interpretation or applicability of such laws, rules or regulations changes, the following provisions shall apply: (a) if the revised laws or newly promulgated rules are more preferential for any party as compared to laws, rules or regulations in effect at the time this agreement was signed without imposing material adverse impacts upon other Parties, the Parties of this agreement shall promptly apply for obtaining benefits from such modifications or new rules and try their best to have the application approved; or (b) the original articles of this agreement shall prevail if such revised laws or newly enacted rules directly or indirectly impose material adverse impacts upon any party’s economic interests hereunder. The Parties shall seek to be exempted from these revised laws or new rules by all lawful means. If the adverse impacts on any party’s economic benefits cannot be alleviated according to this agreement, all Parties shall promptly negotiate with each other and make all necessary revisions to this agreement after the affected party notifies all other Parties and protect the affected Party’s economic interests.

15.                               Force Majeure

15.1        “Force majeure” means unforeseeable, unavoidable and irresistible events which make it impossible to perform this agreement in part or in whole. Such events include but are not limited to earthquake, typhoon, flood, wars, strike, riot, government actions, or changes to laws or rules or their application.

15.2                        In the event of a force majeure incident, Party’s obligations hereunder shall be naturally suspended for the delay caused by the incident, and the term for performing its obligations shall be extended accordingly. Such party shall not be subject to any punishment or assume any responsibility. In case of a force majeure incident, all Parties shall immediately negotiate with each other to look for a fair solution, and make every reasonable effort to minimize impacts of force majeure.

16.                               Notices

16.1                        All notices and other communications which are issued as required or permitted by this agreement shall be delivered in person or sent to the Parties’ address and fax number listed in Appendix 1 through registered mail, postage prepaid, commercial express delivery services or fax. After notice is sent, an email shall be sent to confirm the delivery. The date of effective delivery of such notices shall be determined as follows:

16.1.1              The notices shall be deemed to have been delivered to the designated address on the date of sending or rejection if they are delivered in person, express delivery services or registered mail, postage prepaid.

16.1.2              The notices shall be deemed to have been delivered if they are successfully sent by fax (should be confirmed by the message automatically generated upon successful delivery).

16.2                        Any party may issue a notice to all other Parties according to this article to inform them of the address, fax and/or email address, which can be changed from time to time.

17.                               Severability

If one or more articles of this agreement are adjudicated to be ineffective, illegitimate or unenforceable in any aspect according to any laws, rules or regulations, validity, legitimacy or enforceability of other articles of this agreement shall not be affected or impaired in any aspect. All Parties shall strive to replace such ineffective, illegitimate or unenforceable articles with valid ones to the maximum extent permitted by laws and expected by Parties. The economic results from such invalid articles shall be as similar as possible to those from ineffective, illegal or unenforceable articles.

18.                               Appendixes

Appendixes hereunder shall be integral parts of this agreement.

19.                               Revision, Modification, Supplementation and Texts

19.1                        All revisions, modifications and supplementations of this agreement shall be in writing. They shall take effects after they are signed or stamped by all Parties hereunder and governmental registration procedures (if applicable) are completed.

19.2                        This agreement is made in 5 copies. Each party shall hold one copy and the rest shall be used for industrial and commercial registration. All copies shall have equal legal forces.

20.                               Others

20.1                        Except for the written revisions, supplementations or modifications made after the date of signing, this agreement shall constitute the entire agreement concluded among all Parties hereunder regarding the subject matter of this agreement. It shall supersede all previous oral and written negotiations, statements and contracts concluded regarding the subject matter of this agreement.

20.2                        This agreement shall be binding upon and beneficial to all Parties’ respective successors and authorized assignees.

20.3                        Any party may waive its rights hereunder, whereas such waiver shall be in writing and approved by all Parties’ signatures. Any party’s waiver against another party’s breach of this agreement under certain circumstance shall not be deemed as its waiver against such party’s similar breaches under other circumstances.

20.4                        The subtitles of this agreement are only for the convenience of reading. They shall not be used for interpreting, describing or impacting definitions under this agreement in other aspects.

20.5                        All Parties agree to promptly sign documents and take further actions which are reasonably necessary or convenient to perform this agreement and achieve its purposes.

20.6                        To the extent there is no violation of other articles of the Transaction Agreements and this agreement, the Pledgor and Party C shall immediately take actions according to the Pledgee’s written instructions and reasonable requirements provided that the enactment or changes of any PRC laws, rules or regulations, or changes to the interpretation or applicability of such laws, rules or regulations, or changes to related registration procedures make the Pledgee believe that keeping this agreement or the Pledgee’s Right hereunder effective and/or disposing of the equity in ways designated under this agreement may become illegal or violate such laws, rules or regulations, in order to: (1) keep this agreement and the pledge hereunder effective; (2) for the convenience of disposition of the equity in ways specified hereunder; and/or (3) maintain the guarantees which have been or are to be established hereunder.

20.7                        This agreement is a legal document independent of transaction agreements and other security documents, the invalidity of which shall not affect all Parties’ rights or obligations hereunder. If transaction agreements or other security documents are announced to be invalid, the Pledgor shall still continue to perform the outstanding contractual obligations and/or repay outstanding guaranteed debts to the Pledgee. Besides, the equity hereunder shall still be used as collateral for pledging the contractual obligations and guaranteed debts until the Pledgor fully repays the guaranteed debts and performs all contractual obligations.

In witness whereof, this Equity Pledge Agreement is signed by all Parties on the date and in the place indicated on the first page of this agreement.

Hangzhou Yihan Technology Co., Ltd. (seal)
[Company seal is affixed]

Signature:	/s/ Sijia CHEN
Name: Sijia Chen
Title: Legal Representative

In witness whereof, this Equity Pledge Agreement is signed by all Parties on the date and in the place indicated on the first page of this agreement.

Hangzhou Xinghui Business Management Consulting Co., Ltd. (seal)
[Company seal is affixed]

Signature:	/s/ Min FENG
Name: Min FENG
Title: Legal Representative

Min FENG

Signature:	/s/ Min FENG

In witness whereof, this Equity Pledge Agreement is signed by all Parties on the date and in the place indicated on the first page of this agreement.

Hangzhou Hanyi E-commerce Co., Ltd (seal)
[Company seal is affixed]

Signature:	/s. Lei SUN
Name: Lei SUN
Title: Legal Representative

Annex 1.

For the purpose of notices, all Parties’ addresses are specifically indicated as follows:

Party A:  Hangzhou Yihan Technology Co., Ltd

Address: Room 410, F4, Building A11, No. 9 Jiusheng Road, Jianggan District, Hangzhou

Party B:

Hangzhou Xinghui Business Management Consulting Co., Ltd

Address: Room 409, F4, Building A11, No. 9 Jiusheng Road, Jianggan District, Hangzhou

Feng Min

Address: #####

Party C: Hangzhou Hanyi E-commerce Co., Ltd

Address: Room 430, F4, Building A13, No. 9 Jiusheng Road, Jianggan District, Hangzhou